UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 13, 2006
QUADRIGA SUPERFUND, L.P.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51634 (Commission file number)	98-0375395 (IRS Employer Identification No.)
c/o Superfund Capital Management, Inc.
Le Marquis Complex, Unit 5
PO Box 1479
Grand Anse
St. George’s, Grenada
West Indies
(Address of principal executive offices)
Registrant’s telephone number, including area code: (473) 439-2418
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On July 13, 2006, Markus Weigl resigned as a director of Superfund Capital Management, Inc., the general partner of Quadriga Superfund, L.P.
On July 13, 2006, Christian Baha’s title was changed from President to Chief Executive Officer.
On July 13, 2006, Nigel James, age 26, was appointed as President of Superfund Capital Management, Inc. Mr. James joins Christian Baha, Chief Executive Officer and Roman Gregorig, Vice President and Principal Financial Officer, as the Principal Officers of the company. Mr. James has been an employee of various members of the Superfund Group of Companies since July, 2003. Mr. James graduated from the University of the West Indies in Barbados with a Bachelor’s Degree in Computer Science and Management in May, 2003. Upon graduation, Mr. James commenced work as a software developer for Quadriga Trading Management. In 2005, May, Mr. James was promoted to the role of Intellectual Technology Project Manager for Quadriga Trading Management.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: July 18, 2006

QUADRIGA SUPERFUND, L.P.
By:	Superfund Capital Management, Inc., General Partner

By:	/s/ Christian Baha
	Name:	Christian Baha
	Title:	Chief Executive Officer